UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth under “Credit Agreement Amendment” in Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 8.01.	Other Events.

Distribution (Spin-Off)

On November 13, 2018, BGC Partners, Inc. (“BGC Partners”) announced that its board of directors (the “Board”) had authorized and declared the distribution to BGC Partners’ stockholders of all of the shares of Class A common stock, par value $0.01 per share, of Newmark Group, Inc., its majority owned subsidiary (“Newmark” and such common stock, “Newmark Class A Common Stock”), and shares of Class B common stock, par value $0.01 per share, of Newmark (“Newmark Class B Common Stock” and, together with Newmark Class A Common Stock, “Newmark Common Stock”) that will be owned by BGC Partners as of immediately prior to the effective time of the Distribution (as defined below), in the form of a special pro rata stock dividend, with shares of Newmark Class A Common Stock held by BGC Partners distributed to the holders of shares of Class A common stock, par value $0.01 per share, of BGC Partners (“BGC Partners Class A Common Stock”), and shares of Newmark Class B Common Stock held by BGC Partners distributed to the holders of shares of Class B common stock, par value $0.01 per share, of BGC Partners (“BGC Partners Class B Common Stock” and, together with BGC Partners Class A Common Stock, “BGC Partners Common Stock”) (the “Distribution”). The Distribution will be effective as of 12:01 a.m., New York City time, on November 30, 2018 (the “Distribution Date”) to BGC Partners stockholders of record as of the close of business on November 23, 2018 (the “Record Date”). The Distribution was approved by the Audit Committee of the Board (the “Audit Committee”) and by the full Board upon the recommendation of the Audit Committee.

Based on the number of shares of BGC Partners Class A Common Stock and shares of BGC Partners Class B Common Stock outstanding as of November 7, 2018, BGC Partners estimates that the holder of each share of BGC Partners Class A Common Stock as of the Record Date will receive approximately 0.4613 of a share of Newmark Class A Common Stock in the Distribution, and the holder of each share of BGC Partners Class B Common Stock as of the Record Date will receive approximately 0.4613 of a share of Newmark Class B Common Stock in the Distribution. The final distribution ratio for the shares of Newmark Class A Common Stock to be distributed in the Distribution for each share of BGC Partners Class A Common Stock will be calculated by dividing the number of shares of Newmark Class A Common Stock owned by BGC Partners as of immediately prior to the effective time of the Distribution by the number of shares of BGC Partners Class A Common Stock outstanding on the Record Date. The final distribution ratio for the shares of Newmark Class B Common Stock to be distributed in the Distribution for each share of BGC Partners Class B Common Stock will be calculated by dividing the number of shares of Newmark Class B Common Stock owned by BGC Partners as of immediately prior to the effective time of the Distribution by the number of shares of BGC Partners Class B Common Stock outstanding on the Record Date. Following the Distribution, BGC Partners will no longer hold any shares of Newmark Common Stock.

No fractional shares of Newmark Common Stock will be distributed in the Distribution. Instead, BGC Partners stockholders will receive cash in lieu of any fraction of a share of Newmark Common Stock that they otherwise would have received in the Distribution.

Beginning on November 20, 2018, two business days prior to the Record Date and continuing through the close of trading on the Nasdaq Global Select Market on the Distribution Date, the following markets will exist in BGC Partners Class A Common Stock and Newmark Class A Common Stock (each of which will be traded on the Nasdaq Global Select Market):

•

BGC Partners Class A Common Stock “regular way” market (NASDAQ: BGCP): Shares of BGC Partners Class A Common Stock that trade in the “regular way” market will trade with “due bills,” which are entitlements to shares of Newmark Class A Common Stock to be distributed pursuant to the Distribution. Any holders of shares of BGC Partners Class A Common Stock who sell shares of BGC Partners Class A Common Stock outstanding as of the Record Date the “regular way” prior to or on the Distribution Date will also be selling their right to receive shares of Newmark Class A Common Stock in the Distribution in respect of those shares of BGC Partners Class A Common Stock.

•

BGC Partners Class A Common Stock “ex-distribution/when issued” market (NASDAQ: BGCPV): Shares of BGC Partners Class A Common Stock that trade in the “ex-distribution/when-issued” market will trade without an entitlement to shares of Newmark Class A Common Stock to be distributed pursuant to the Distribution.

•

Newmark Class A Common Stock “regular way” market (NASDAQ: NMRK): The “regular way” market is the same market for Newmark Class A Common Stock that has been in existence since Newmark completed its initial public offering in December 2017.

•

Newmark Class A common stock “when-issued” market (NASDAQ: NMRKV): The “when-issued” market for Newmark Class A Common Stock relates to the shares of Newmark Class A Common Stock that will be distributed to BGC Partners stockholders in the Distribution. Therefore, if a stockholder is entitled to receive shares of Newmark Class A Common Stock in the Distribution, such stockholder may trade the entitlement to such shares of Newmark Class A Common Stock, without the corresponding shares of BGC Partners Class A Common Stock owned by such stockholder, in the Newmark Class A Common Stock “when-issued” market.

All trades in the “regular way” markets will settle on the second trading day after the trade date. The “due bills” will settle on the second trading day after the Distribution Date. All trades in the “ex-distribution/when-issued” and “when-issued” markets will settle on the third trading day after the Distribution Date, irrespective of the trade date.

Newmark Class A Common Stock currently trades on the Nasdaq Global Select Market under the symbol “NMRK.” Newmark Class B Common Stock is not listed on the Nasdaq Global Select Market or any other stock exchange.

BGC Partners Class A Common Stock currently trades on the Nasdaq Global Select Market under the symbol “BGCP.” BGC Partners Class B Common Stock is not listed on the Nasdaq Global Select Market or any other stock exchange.

Investors are encouraged to consult with their financial advisors regarding the specific implications of trading shares of BGC Partners Common Stock or Newmark Common Stock prior to or on the Distribution Date.

The shares of Newmark Common Stock to be distributed will be delivered in book-entry form, subject to certain exceptions, as of the effective time of the Distribution, and BGC Partners stockholders who hold their shares through brokers or other nominees will have their shares of Newmark Common Stock credited to their accounts by their brokers or other nominees. The Distribution is intended to qualify as generally tax free to BGC Partners stockholders for U.S. federal income tax purposes.

For additional information, registered stockholders of BGC Partners should contact BGC Partners’ transfer agent, American Stock Transfer & Trust Company, LLC at (800) 937-5449 (toll-free) or (718) 921-8317. BGC Partners stockholders who hold their shares through brokers or other nominees should contact their brokers or other nominees directly.

A copy of the press release announcing the Distribution is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Credit Agreement Amendment

As previously disclosed, on September 8, 2017, BGC Partners entered into a Revolving Credit Agreement by and among BGC Partners, the lenders party thereto, and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”), which was subsequently amended on November 22, 2017.

On November 9, 2018, BGC Partners, the lenders party thereto, and Bank of America, N.A. entered into an amendment to the Credit Agreement (the “Second Amendment”), which amends certain covenants, including the consolidated net worth covenant, to permit the consummation of the Distribution and includes a pro rata reduction in the lenders’ commitments from $400 million to $300 million on the date that is thirty days after the consummation of the Distribution.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Discussion of Forward-Looking Statements about BGC Partners and Newmark

Statements in this document regarding BGC Partners and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC Partners and Newmark undertake no obligation to update any forward-looking statements. For a discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see BGC Partners’ and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated as of November 9, 2018, to the Revolving Credit Agreement, dated as of September 8, 2017, as amended, by and among BGC Partners, Inc., as the Borrower, certain subsidiaries of the Borrower, as Guarantors, the several financial institutions from time to time as parties thereto, as Lenders, and Bank of America, N.A., as Administrative Agent.

99.1	Press Release, dated November 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: November 13, 2018	By:	/s/ HOWARD W. LUTNICK

Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated November 13, 2018, Regarding the Distribution of Shares of Newmark Common Stock]